UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 21, 2020

HarborOne Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-38955	81-1607465
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number

770 Oak Street, Brockton, Massachusetts 02301

(Address of principal executive offices)

(508) 895-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	HONE	The NASDAQ Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2020, the Board of Directors (the “Board”) of HarborOne Bancorp, Inc. (the “Company”) elected Andreana Santangelo to serve as Director of the Company, filling a vacancy created by an expansion of the Board.  Ms. Santangelo will serve as a Class I Director with a term expiring on the date of the Company’s annual meeting of shareholders in 2023.  Ms. Santangelo has not been appointed to any committees of the Board at this time.

Ms. Santangelo is Executive Vice President and Chief Financial Officer of Blue Cross Blue Shield of Massachusetts.  There is no arrangement or understanding between Ms. Santangelo and any other person pursuant to which Ms. Santangelo was appointed to the Board.  Ms. Santangelo is not a party to any transactions that would be required to be disclosed under Section 404(a) of Regulation S-K.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

Number	Description

99.1	Press release dated October 21, 2020
104	Cover Page Interactive Data File (formatted as inline XBRL)

EXHIBIT INDEX

Number	Description

99.1	Press release dated October 21, 2020
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

HARBORONE BANCORP, INC.

	By:	/s/ Linda H. Simmons

	Name:	Linda H. Simmons
	Title:	Executive Vice President and
Chief Financial Officer

Date: October 21, 2020